EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

Integrated Corporate Relations, Inc.

310-954-1100

john.mills@icrinc.com

Cutera® Reports Second Quarter 2007 Results

Raises Fiscal Year 2007 Earnings Guidance

BRISBANE, Calif., August 6, 2007—Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the second quarter and six months ended June 30, 2007. Key financial highlights are as follows:

Second Quarter 2007:

•	Diluted earnings per share was $0.14. Non-GAAP(1) diluted earnings per share, excluding stock-based compensation expenses, was $0.21.

•	Upgrade revenue increased 84%, compared to the second quarter of 2006, due primarily to our recently-launched Pearl product.

•	Cash generated by operations was $5.7 million.

First Half 2007:

•	Diluted earnings per share was $0.26. Non-GAAP(1) diluted earnings per share, excluding stock-based compensation expenses, was $0.39.

•	Upgrade revenue increased 78%, compared to the first half of 2006.

•	Cash generated by operations was $6.8 million.

“We are pleased with the progress made on strategic initiatives implemented during the second quarter,” said Kevin Connors, President and Chief Executive Officer. “Some of the accomplishments include:

1)	Commenced shipments of our Pearl product. We are encouraged by the initial customer response and by the results of the clinical studies for this exciting new application.

2)	Continued expansion and alignment of our North American sales organization.

3)	Improved traction and selling efforts with PSS and other national accounts by dedicating sales people to improving this distribution channel.

We believe these initiatives will enable us to achieve higher revenue growth in the second half of 2007. Going forward, we expect Pearl to be an important part of our product portfolio as an additional offering on new Xeo systems, as an upgrade to our existing customers, and as a standalone system. We are also pleased with the development of our North American sales force and remain on track to have 64 sales territories by the end of 2007.”

He added, “We are continuing to generate cash from operations demonstrating strong leverage in our business model. We reinvested some of those funds by repurchasing shares of our common stock under the repurchase program that we implemented during the second quarter. We ended the quarter with over $115 million in cash and marketable securities with no debt.”

Guidance:

Management expects revenue for the third quarter and full year 2007 to be approximately $28 million and $111 million, respectively. For the third quarter and full year 2007, we expect diluted earnings per share to be $0.21 and $0.88, respectively. For the same periods, Non-GAAP(1) diluted earnings per share is expected to be $0.28 and $1.15, respectively.

Non-GAAP Presentation:

(1)	Effective January 1, 2006, Cutera adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), which required the Company to recognize compensation expense relating to share-based payment transactions in the Statement of Operations. In June 2006, the Company settled its patent litigation. To supplement the condensed consolidated financial information, management has provided Non-GAAP net income and Non-GAAP diluted net income per share measures that exclude the impact of the litigation settlement and all stock-based compensation expenses, both net of income taxes. The Company believes that these Non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with management’s internal use of the measure, which it uses to measure the performance of ongoing operating results, against prior periods and against our internally developed targets. A table reconciling the GAAP financial measures to the Non-GAAP measures, is included in the condensed consolidated financial information attached to this release.

Conference Call:

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PDT (5:00 p.m. EDT) on August 6, 2007. The call will be broadcast live over the Internet hosted at the Investor Relations section of the Company’s website at www.cutera.com and will be archived online within one hour of its completion. In addition, you may call 877-704-5381 to listen to the live broadcast. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Chief Financial Officer.

A telephonic playback will be available from 5:00 p.m. PDT (8:00 p.m. EDT) on August 6, 2007, through 8:59 p.m. PDT (11:59 p.m. EDT) on August 20, 2007 by calling 888-203-1112. To access this playback, please enter pass code 8614033.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to offer safe, effective and non-invasive aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s ability to grow its business, expectations regarding new products and applications, plans to expand its sales and distribution network, as well as Cutera’s financial guidance for the third quarter- and full-year 2007, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Cutera’s second quarter ended June 30, 2007 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment. Estimates for the third quarter and fiscal year 2007 financial performance are subject to a number of assumptions regarding the future operation of our business. Further information on potential risk factors that could affect Cutera’s business and its financial results include its ability to improve sales productivity and increase sales performance worldwide; its ability to successfully develop and market new products; unforeseen events and circumstances relating to its operations; government regulatory actions; general economic conditions; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on August 6, 2007. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$10,411	$11,800
Marketable investments	105,004	96,285
Accounts receivable, net	9,254	9,601
Inventories	6,717	5,220
Deferred tax asset	5,689	5,792
Other current assets	2,815	2,702

	139,890	131,400
Property and equipment, net	1,471	1,029
Intangibles, net	1,328	1,446
Deferred tax asset	357	—

Total assets	$143,046	$133,875

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,927	$2,212
Accrued liabilities	13,191	13,675
Deferred revenue	4,167	3,514

Total current liabilities	19,285	19,401

Deferred rent	1,531	1,424
Deferred revenue, net of current portion	3,789	3,258
Income tax liability	988	60

Total liabilities	25,593	24,143

Stockholders’ equity:
Common stock	14	13
Additional paid-in capital	90,036	86,242
Deferred stock-based compensation	(62)	(331)
Retained earnings	27,564	23,866
Accumulated other comprehensive loss	(99)	(58)

Total stockholders’ equity	117,453	109,732

Total liabilities and stockholders’ equity	$143,046	$133,875

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenue	$23,873	$24,395	$47,130	$45,152
Cost of revenue	7,910	7,768	15,691	13,579

Gross margin	15,963	16,627	31,439	31,573

Operating expenses:
Sales and marketing	9,190	8,305	18,253	16,851
Research and development	1,923	1,552	3,671	2,859
General and administrative	2,900	4,248	5,918	8,623
Litigation settlement	—	18,391	—	18,391

Total operating expenses	14,013	32,496	27,842	46,724

Income (loss) from operations	1,950	(15,869)	3,597	(15,151)
Interest and other income, net	1,108	830	2,110	1,786

Income (loss) before income taxes	3,058	(15,039)	5,707	(13,365)
Provision (benefit) for income taxes	1,024	(5,990)	1,918	(5,423)

Net income (loss)	$2,034	$(9,049)	$3,789	$(7,942)

Net income (loss) per share:
Basic	$0.15	$(0.73)	$0.28	$(0.64)

Diluted	$0.14	$(0.73)	$0.26	$(0.64)

Weighted-average number of shares used in per share calculations:
Basic	13,610	12,444	13,413	12,352

Diluted	14,666	12,444	14,655	12,352

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$2,034	$(9,049)	$3,789	$(7,942)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	228	214	454	413
Change in allowance for doubtful accounts	(93)	(87)	(31)	(4)
Provision for excess and obsolete inventories	166	32	184	32
Change in deferred tax asset	124	(4,606)	184	(4,584)
Stock based compensation	1,446	911	2,788	1,997
Tax benefit from employee stock options	787	(1,006)	1,497	—
Excess tax benefit related to stock-based compensation expense	(545)	999	(833)	—
Changes in assets and liabilities:
Accounts receivable	(596)	1,083	378	831
Inventories	(367)	203	(1,681)	(1,236)
Other current assets	673	(1,721)	(113)	(1,933)
Accounts payable	34	(1,071)	(285)	(36)
Accrued liabilities	798	1,537	(807)	1,279
Deferred rent	53	82	107	164
Deferred revenue	984	586	1,184	1,238
Income tax liability	(30)	—	(56)	—

Net cash provided by (used in) operating activities	5,696	(11,893)	6,759	(9,781)

Cash flows from investing activities:
Acquisition of property and equipment	(417)	(137)	(758)	(251)
Acquisition of intangibles	—	(1,170)	(20)	(1,170)
Proceeds from sales of marketable investments	3,520	11,021	18,669	11,460
Proceeds from maturities of marketable investments	9,623	28,717	17,253	47,405
Purchase of marketable investments, net	(23,838)	(27,221)	(44,682)	(52,210)

Net cash provided by (used in) investing activities	(11,112)	11,210	(9,538)	5,234

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	922	654	3,073	1,210
Repurchase of common stock	(2,516)	—	(2,516)	—
Excess tax benefit related to stock-based compensation expense	545	(999)	833	—

Net cash provided by (used in) financing activities	(1,049)	(345)	1,390	1,210

Net decrease in cash and cash equivalents	(6,465)	(1,028)	(1,389)	(3,337)
Cash and cash equivalents at beginning of period	16,876	2,951	11,800	5,260

Cash and cash equivalents at end of period	$10,411	$1,923	$10,411	$1,923

Supplemental and non-cash disclosure of cash flow information:
Change in deferred stock-based compensation, net of terminations	$—	$—	$(8)	$(1,255)

CUTERA, INC.

CONSOLIDATED REVENUE HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Revenue By Geography:
United States	$15,124	$16,428	-8%	$30,970	$31,337	-1%
International	8,749	7,967	+10%	16,160	13,815	+17%

	$23,873	$24,395	-2%	$47,130	$45,152	+4%

Revenue By Product Category:
Products	$17,694	$20,311	-13%	$36,011	$37,867	-5%
Product upgrades	2,897	1,573	+84%	4,819	2,709	+78%
Service	2,060	1,401	+47%	3,976	2,522	+58%
Titan refills	1,222	1,110	+10%	2,324	2,054	+13%

	$23,873	$24,395	-2%	$47,130	$45,152	+4%

CUTERA, INC.

NON-GAAP RECONCILIATION OF NET INCOME AND NET INCOME PER SHARE

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income (loss)	$2,034	$(9,049)	$3,789	$(7,942)

Non-GAAP adjustments to net income (loss):
Litigation settlement (a)	—	18,391	—	18,391
Income tax effect of litigation settlement (c)	—	(7,114)	—	(7,114)
Stock-based compensation (b)	1,446	911	2,788	1,997
Income tax effect of stock-based compensation (c)	(467)	(300)	(868)	(659)

Total Non-GAAP adjustments to net income (loss)	979	11,888	1,920	12,615

Non-GAAP net income	$3,013	$2,839	$5,709	$4,673

Diluted net income (loss) per share	$0.14	$(0.73)	$0.26	$(0.64)
Non-GAAP adjustments to diluted income per share
Anti-dilutive impact of higher weighted-average shares used to compute non-GAAP diluted income per share	—	0.09	—	0.08
Litigation settlement, net of income tax effect (a)(c)	—	0.80	—	0.80
Stock-based compensation, net of income tax effect (a)(b)	0.07	0.04	0.13	0.09

Non-GAAP diluted net income per share	$0.21	$0.20	$0.39	$0.33

Weighted-average shares used to compute diluted net income (loss) per share	14,666	12,444	14,655	12,352

Weighted-average shares used to compute Non-GAAP diluted net income per share	14,666	14,162	14,655	14,174

(a)	Litigation settlement expense incurred in June 2006.

(b)	Includes all non-cash stock-based compensation charges recorded in accordance with SFAS 123(R).

(c)	Reduced tax benefit at the marginal tax impact of excluding the litigation expense and the stock-based compensation expense.

CUTERA, INC.

NON-GAAP RECONCILIATION OF GUIDANCE NET INCOME AND NET INCOME PER SHARE

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30, 2007	Year Ended December 31, 2007
Guidance net income	$3,080	$12,850

Non-GAAP adjustments to net income
Stock-based compensation (a)	1,525	5,850
Income tax effect of stock-based compensation (b)	(505)	(1,880)

Total non-GAAP adjustments to net income	1,020	3,970

Guidance Non-GAAP net income	$4,100	$16,820

Guidance diluted net income per share	$0.21	$0.88
Non-GAAP adjustments to GAAP diluted net income per share
Stock-based compensation, net of income tax effect (a)(b)	0.07	0.27

Guidance Non-GAAP diluted net income per share	$0.28	$1.15

Weighted-average shares used to compute GAAP and Non-GAAP guidance diluted net income per share	14,670	14,660

(a)	Includes all non-cash stock-based compensation charges recorded in accordance with SFAS 123(R).

(b)	The income tax effect is based on the marginal tax impact of excluding the stock-based compensation expenses from the tax provision.